Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of MBIA Inc. 401(k) Plan of our report dated June 23, 2006 relating to the financial statements of MBIA Inc. 401(k) Plan as of December 31, 2005, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, NY

June 26, 2007